SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     The Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 14, 2000
                                                          -------------



                               iSHOPPER.COM, INC.

             (Exact name of registrant as specified in its charter)


                Nevada                  033-03275-D            87-0431533
            (State or Other             (Commission          (IRS Employer
            Jurisdiction of             File Number)      Identification No.)
            Incorporation)


                8722 South 300 West, Suite 106, Sandy, Utah    84070
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                (Address of principal executive offices)       Zip Code)


       Registrant's telephone number, including area code: (801) 984-9300
                                                           --------------






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Item 2 - Acquisition

On April 4, 2000, iShopper.com, Inc. (the "Company") entered into a Stock Exchange Agreement with Uniq Studios, Inc. ("Uniq") whereby the Company agreed to acquire all of the outstanding capital shares of Uniq in exchange for 1,500,000 restricted shares of the Company's common stock. In addition, the Company granted options to the four shareholders of Uniq, who are also key employees of Uniq, to purchase 500,000 additional restricted shares of the Company's common stock at a price equal to 80% of the market bid price for the Company's common stock on April 14, 2000, the closing date of the Stock Exchange Agreement. Two hundred fifty thousand options are exercisable upon Uniq achieving annual revenue of $2,500,000 by April 2001 and upon Uniq achieving a breakeven income (loss). The remaining 250,000 options are exercisable upon Uniq achieving annual revenue of $7,500,000 by April 2002 and continued profitability.

Uniq Studios, Inc. was formed immediately prior to the exchange discussed above by the transfer of all rights, title, assets and business interests of Uniq Studios, LLC and Uniq Multimedia, LLC (formerly known as Uniq Enterprises, LLC) to Uniq Studios, Inc.

Item 7 - Financial Statements

Audited financial statements of Uniq Studios, LLC and Uniq Enterprises, LLC and pro forma financial statements reflecting the effects of the exchange on the financial statements of the Company will be provided by amendment to this Form 8-K within 60 days after the filing of the initial report.

Exhibits

The following exhibit is attached hereto:

Stock Exchange Agreement for the acquisition of Uniq Studios, Inc. dated April 4, 2000.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1994, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   iSHOPPER.COM, INC.


May 3, 2000                         By: /s/  Douglas  S. Hackett
                                        ------------------------
                                    Douglas S. Hackett,
                                    President and Chief Executive Officer


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